UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2016

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, FuelCell Energy, Inc., (the "Company") has entered into the following agreements with POSCO Energy Co., Ltd. ("POSCO Energy");

(a)     Alliance Agreement ("AA"), dated as of February 7, 2007, with an original expiration date of February 7, 2017;
(b)     the Technology Transfer, Distribution and Licensing Agreement ("TTA"), dated as of February 7, 2007, with  an original expiration date of February 7, 2017;
(c)      the Stack Technology Transfer and License Agreement ("STTA"), dated October 27, 2009, with an original expiration date of October 27, 2019; and
(d)     the Cell Technology Transfer and License Agreement ("CTTA"), dated October 31, 2012, with an original expiration date of October 31, 2027

On October 10, 2016, the Company entered into amendments to extend the expiration date of the AA, TTA and STTA to October 31, 2027. The purpose of these amendments is to harmonize the expiration dates of all agreements with the CTTA expiration date. The term of these agreements may be extended beyond 2027 through future extensions, each for a period of five (5) years, by mutual agreement of the Company and POSCO Energy. For the full text of these amendments, please refer to Exhibits 10.1, 10.2 and 10.3 filed herewith.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to AA, dated as of October 10, 2016, by and between the Company and POSCO Energy
10.2	Amendment to TTA, dated as of October 10, 2016, by and between the Company and POSCO Energy
10.3	Amendment to STTA, dated as of October 10, 2016, by and between the Company and POSCO Energy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 14, 2016	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer